UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 10, 2004


                                 TRANSOCEAN INC.
             (Exact name of registrant as specified in its charter)


         CAYMAN ISLANDS                 333-75899               66-0587307

(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (713) 232-7500

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS.

On December 10, 2004, Transocean Inc. (the "Company") announced that, on December 9, 2004, its offer to purchase any and all of its 8.00% Debentures due April 15, 2027 expired. Pursuant to the offer to purchase, a total of $142.2 million in aggregate principal amount of the Debentures had been tendered for purchase, representing approximately 71.1% of the aggregate outstanding principal amount. The Company accepted all tendered Debentures for purchase. Settlement for the tendered Debentures was made by the Company on December 10, 2004 and was funded from existing cash balances on hand. A copy of the press release issued by the Company announcing the expiration of the tender offer is attached as Exhibit 99.1 to this report.


ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

The following exhibit is furnished pursuant to Item 8.01:

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------
99.1                                Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TRANSOCEAN INC.


Date:  December 13, 2004                By:    /s/  William E. Turcotte
                                               ---------------------------------
                                        Name:  William E. Turcotte
                                        Title: Associate General Counsel


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                                INDEX TO EXHIBITS


Exhibit Number                Description
--------------                -----------

     99.1                     Press Release


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